Exhibit 1.2

Pricing Agreement

To the Underwriters named

in Schedule I hereto

April 15, 2013

Ladies and Gentlemen:

The Hartford Financial Services Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement General Terms and Conditions, dated April 15, 2013, attached hereto, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement General Terms and Conditions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement General Terms and Conditions are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement General Terms and Conditions and the addresses of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement General Terms and Conditions incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to such Underwriter set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement General Terms and Conditions incorporated herein by reference, shall constitute a binding agreement between each Underwriter, on the one hand, and the Company, on the other.

Very truly yours,

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

By:	/s/ Robert Paiano
	Name:	Robert W. Paiano
	Title:	Senior Vice President and Treasurer

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

CREDIT SUISSE SECURITIES (USA) LLC

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

  INCORPORATED

As Representatives of the Underwriters listed in Schedule I hereto

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Arvind Sriram
	Name:	Arvind Sriram
	Title:	Director

[Signature Page to the Pricing Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

[Signature Page to the Pricing Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Bill Egan
	Name:	Bill Egan
	Title:	Managing Director

[Signature Page to the Pricing Agreement]

SCHEDULE I

Underwriters	Principal Amount of Notes due 2043 to be purchased
Credit Suisse Securities (USA) LLC	75,000,000
J.P. Morgan Securities LLC	75,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	75,000,000
Barclays Capital Inc.	9,375,000
BNY Mellon Capital Markets, LLC	9,375,000
Citigroup Global Markets Inc.	9,375,000
Deutsche Bank Securities Inc.	9,375,000
The Williams Capital Group, L.P.	9,375,000
UBS Securities LLC	9,375,000
U.S. Bancorp Investments, Inc.	9,375,000
Wells Fargo Securities, LLC	9,375,000

Total	$300,000,000

SCHEDULE I

SCHEDULE II

Title of Designated Securities:

4.300% Senior Notes due 2043 (the “2043 Notes”).

Aggregate Principal Amount:

$300,000,000 of the 2043 Notes.

Initial Offering Price by Underwriter:

99.200% of the principal amount of the 2043 Notes, plus accrued interest, if any, from April 18, 2013.

Purchase Price by Underwriter:

98.325% of the principal amount of the 2043 Notes, plus accrued interest, if any, from April 18, 2013.

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified Funds for Payment of Purchase Price:

Federal (same day) funds.

Applicable Time:

3:28 p.m. (New York City time) on the date of the Pricing Agreement.

Time of Delivery:

9:00 a.m. (New York City time) on April 18, 2013, or at such other time and date as the Representatives and the Company may agree upon in writing.

Indenture:

Senior Indenture, dated April 11, 2007, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”).

SCHEDULE II – Page 1

Maturity:

April 15, 2043 for the 2043 Notes.

Interest Rate:

4.300% for the 2043 Notes.

Interest Payment Dates:

Semi-annually in arrears on April 15 and October 15, beginning October 15, 2013 for the 2043 Notes.

Redemption Provisions:

The Designated Securities may be redeemed in whole or in part at any time and from time to time at a price to be determined as set forth in the Prospectus under the caption “Description of the Senior Notes—Optional Redemption.”

Defeasance

As set forth in the Prospectus under the caption “Description of the Debt Securities—Defeasance.”

Closing Location:

Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or at such other place as the Representatives and the Company may agree upon in writing.

Names and Addresses of Representatives:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

  Incorporated

One Bryant Park

New York, New York 10036

SCHEDULE II – Page 2

Information Provided by the Underwriters:

The Underwriters have furnished to the Company for use in the Disclosure Package and Prospectus:

(a)	The names of the Underwriters in the table of Underwriters under the caption “Underwriting” in the Prospectus;

(b)	The third sentence of the second paragraph of the text following the table of Underwriters under the caption “Underwriting” in the Prospectus; and

(c)	The eighth paragraph of the text following the table of Underwriters under the caption “Underwriting” in the Prospectus.

SCHEDULE II – Page 3

SCHEDULE III

•	Final Term Sheet, dated April 15, 2013, relating to the 2043 Notes, as filed pursuant to Rule 433 under the Act and attached as Schedule IV hereto.

SCHEDULE III

SCHEDULE IV

The Hartford Financial Services Group, Inc.

$300,000,000

4.300% Senior Notes due 2043

FINAL TERM SHEET Dated April 15, 2013

Issuer:	The Hartford Financial Services Group, Inc.

Security:	SEC Registered Senior Unsecured Notes

Specified Currency:	U.S. Dollars

Principal Amount:	$300,000,000

Trade Date:	April 15, 2013

Settlement Date (T+3):	April 18, 2013

Maturity Date:	April 15, 2043

Coupon:	4.300%

Day Count Convention:	30/360, unadjusted

Yield to Maturity:	4.348%

Benchmark Treasury:	2.750% US Treasury due November 15, 2042

Benchmark Treasury Price:	97-2+

Benchmark Treasury Yield:	2.898%

Spread to Treasury:	145 basis points

Price to Public:	99.200% of principal amount

Interest Payment Dates:	Semi-annually in arrears on April 15 and October 15, commencing October 15, 2013

Optional Redemption:	At any time in whole, or from time to time in part, make-whole call at a discount rate of Treasury plus 25 basis points or, if greater, 100% of the principal amount of notes to be redeemed, in each case plus accrued and unpaid interest to the date of redemption

Proceeds (after underwriting discount and before expenses) to Issuer:	$294,975,000 (98.325% of principal amount)

Authorized Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP/ISIN:	416515BB9 / US416515BB93

Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated

SCHEDULE IV – Page 1

Co-Managers:

Barclays Capital Inc.

BNY Mellon Capital Markets, LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

The Williams Capital Group, L.P.

UBS Securities LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Long-term debt (on a carrying value basis) after giving effect to the Tender Offer and the offering of 4.300% Senior Notes due 2043:	$6.3 billion

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll free at 1-800-221-1037, by calling J.P. Morgan Securities LLC collect at 1-212-834-4533, or by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

SCHEDULE IV – Page 2